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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 5, 1997 (except for Note 5, as to which the date is September 24, 1997) with respect to the Historical Summary of Gross Income and Direct Operating Expenses of Commerce Center for the year ended May 31, 1997 in Amendment No. 4 to the Registration Statement on Form S-4 (No. 333-31823) and the related Joint Proxy Statement/Prospectus of American Industrial Properties REIT.



                                            Easley, Endres, Parkhill &
                                            Brackendorff, P.C.



Houston, Texas


November 11, 1997